Exhibit 99.2

Second Quarter Earnings Conference Call July 31, 2008

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All such statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statements concerning developments, performance or industry rankings; and any statements of assumptions underlying any of the foregoing. Although we believe that the expectations set forth in these forward-looking statements are reasonable, they do involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent quarterly reports on Form 10-Q. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation and the associated press release. We assume no obligation or duty and do not intend to update these forward-looking statements except as required by the securities laws. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include not only proved reserves but also other categories of reserves that the SEC's guidelines strictly prohibit the Company from including in filings with the SEC. Investors are urged to consider closely the disclosure in the Company's 2007 Form 10-K. Forward-Looking Statements

Presentation Outline Executive Summary Summary of Results Strategy Update 2008 Outlook Update Operational Highlights by Segment Contracting Services Oil & Gas Questions & Answers Umbilical reels on the MSV Express

Executive Summary Highlights ($ in millions, except per share data)

Executive Summary Highlights of the Quarter Record revenues and gross profit based on strong performance across all business segments. Consolidated revenues, gross profit and net income increased 20%, 59% and 23% respectively compared to the 1st quarter of 2008. Helix Contracting Services revenues increased 24% on strong performance from our Well Operations and Robotics divisions. Shelf Contracting revenues increased 19% on improved seasonal demand. Oil and Gas revenues increased 13% on higher average realized commodity prices of $105.48 per barrel and $10.36 per mcf. Closed the sale of an additional 10% interest in Bushwood and sold all onshore oil and gas properties, generating combined gross proceeds of $108 million and a pre-tax gain of approximately $19 million. Well Enhancer hull launched on schedule at Merwede Shipyard. Q4000 returned to service in June.

2008 Objectives Sell down interests in Oil & Gas properties to capture value while mitigating risk, reduce intercompany profit deferral and fund capital program. Completed sale of 10% working interest in Bushwood in April. Total proceeds of approximately $181 million received for 30% working interest sold to date. Completed sale of non-core onshore properties for proceeds of approximately $47 million. Management will continue to evaluate potential asset sales based on commodity price environment and time to first production; however, no further sales are assumed in our 2008 guidance update. Complete new services assets and deepwater developments. Q4000 marine and drilling upgrades completed and vessel returned to service in June. Caesar pipelay vessel conversion to be completed in Q4 at an increased but market competitive cost. Helix Producer I conversion expected to be completed during Q2 2009. Noonan development projected to be on time with first production expected in Q3. Phoenix development delayed due to HPI conversion. First production targeted for July 2009. Danny development delayed due to Caesar conversion. First production targeted for June 2009. Outperform guidance. See 2008 Earnings Outlook Update. Strategy Update

2008 Outlook Update ($ in millions, except per share data) Guidance reaffirmed as improvements in commodity prices offset lower property sales and weakness in shelf contracting Shelf contracting lowered to middle of revised DVR guidance range Earnings contribution from Caesar deferred to 2009 Annual production guidance remains unchanged

OPERATIONAL HIGHLIGHTS BY SEGMENT Launch of the MSV Well Enhancer in Rotterdam on May 31, 2008

Contracting Services ($ in millions, except percentages)

Contracting Services Continued

Contracting Services Commentary Helix Contracting Services The Intrepid completed the Anadarko Powerplay pipe-in-pipe project and commenced installation of the Noonan flowline. The MSV Express continues working offshore India on the Reliance KGD6 project. Olympic Triton installed the first segment of the Noonan umbilical. Canyon had another strong quarter with six active vessels under contract during the quarter working in the North Sea, West Africa, India, GOM, Malaysia and Australia. Canyon executed a framework agreement with Statoil for trenching services offshore Norway. The Seawell had full utilization and excellent project execution. The Q4000 returned to work in June after extensive seatrials. Subsea manifold being installed by Express Q4000 Intervention Riser System in operation

Shelf Contracting (Cal Dive) Utilization and margins improved due to more traditional seasonality. See separate earnings release and conference call for this majority owned subsidiary. Production Facilities Independence Hub platform shut in on April 9, 2008 as the result of a leak in the Independence Trail gas export pipeline. Delay of production restart until June resulted in loss in equity in earnings of approximately $2 million for the quarter. Contracting Services Commentary

Oil & Gas Financial Highlights Comments Significant growth in revenue and gross profit due to favorable commodity price environment Production of 14.9 Bcfe in line with expectations; down from prior periods due to reduction in capital allocated to shelf exploration Net gains on sale of property during the quarter total $18.6 million

Oil & Gas Operating Costs ($ in millions, except per Mcfe data)

Summary of 2008 - 2009 Hedging Positions (July 2008 - December 2009)

Non GAAP Reconciliations Adjusted EBITDAX ($ in millions)

Non GAAP Reconciliations Revenue and Gross Profit As Reported ($ in millions)

Non GAAP Reconciliations 2008 Outlook Update - Adjusted EBITDAX ($ in millions)

Non GAAP Reconciliations 2008 Initial Outlook - Adjusted EBITDAX ($ in millions)

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HELIX ENERGY SOLUTIONS

Contracting Services – World Class fleet and Capabilities

Deepwater Construction
- MSV DP2 *Intrepid* (*reeled pipelay vessel*)
- MSV DP2 *Express* (*reeled pipelay vessel*)
- DP2 *Caesar* (*S-Lay vessel*) (2008; under conversion)



Production Facilities
- Marco Polo TLP (50% interest)
- Independence Hub (20% interest)
- Helix Producer I (2009; under conversion)





Shelf Contracting
- Cal Dive (~58% interest)

Robotics (Canyon Offshore)
- 42 ROVs
- 5 trenchers
- 2000 HP i- trencher
- 2 ROV drill units
- Portable pipelay system *(2008; under construction)*
- Long term charters
  - DP2 *Northern Canyon*
  - DP2 *Olympic Canyon*
  - DP2 *Olympic Triton*
  - DP2 *Island Pioneer*
  - DP2 *Seacor Canyon*
- Short term charters
  - On an opportunistic basis to serve spot market



Well Operations (Well ops)
- MSV DP2 *Seawell*
- MSV DP2 *Q4000*
- MSV DP2 Well Enhancer *(2009; under construction)*
- 3 SILs
- 1 IRS
- 1 VDS
- Tooling (AXE, CIT)





Reservoir Engineering and Well Technology Services
- Helix RDS

Thank You